FOR IMMEDIATE RELEASE

GABLES REPORTS THIRD QUARTER EARNINGS

BOCA RATON, FLORIDA - November 1, 2004 - Gables Residential (NYSE:GBP) (the "Company") today reported earnings for the third quarter. Net income available to common shareholders was $1.10 per diluted share. Funds from operations ("FFO") available to common shareholders was $0.81 per diluted share, after a supplemental adjustment of $0.01 per diluted share to exclude debt extinguishment costs associated with the sale of real estate assets, or $0.80 per diluted share including such costs.  Adjusted funds from operations ("AFFO") available to common shareholders was $1.09 per diluted share.

Net income available to common shareholders for the quarter was $32.4 million, or $1.10 per diluted share, compared to $14.6 million, or $0.56 per diluted share, for the comparable period of 2003.  The third quarter 2004 results included gains from asset sales of $36.7 million, or $32.1 million, net of $4.6 million of minority interest, or $1.09 per diluted share.  The third quarter 2003 results included gains from asset sales of $12.4 million, or $10.2 million, net of $2.2 million of minority interest, or $0.39 per diluted share.  The third quarter 2004 results also included hurricane damage costs of $1.5 million, or $1.3 million, net of $0.2 million of minority interest, or $0.04 per diluted share, and debt extinguishment costs associated with asset sales of $0.4 million, or $0.3 million, net of $0.1 million of minority interest, or $0.01 per diluted share.  There were no such costs incurred during the comparable period of 2003.

For the first nine months of 2004, net income available to common shareholders was $52.8 million, or $1.80 per diluted share, compared to $28.2 million, or $1.12 per diluted share, for the comparable period of 2003.  The year to date 2004 results included gains from asset sales of $53.7 million, or $46.9 million, net of $6.8 million of minority interest, or $1.60 per diluted share.  The year to date 2003 results included gains from assets sales of $17.4 million, or $14.2 million, net of $3.2 million of minority interest, or $0.56 per diluted share.  The year to date 2004 results also included hurricane damage costs of $1.5 million, or $1.3 million, net of $0.2 million of minority interest, or $0.04 per diluted share, and debt extinguishment costs associated with asset sales of $1.4 million, or $1.2 million, net of $0.2 million of minority interest, or $0.04 per diluted share.  There were no such costs incurred during the comparable period of 2003.

FFO available to common shareholders for the quarter was $27.2 million, or $0.81 per diluted share, after a supplemental adjustment of $0.4 million, or $0.01 per diluted share, to exclude debt extinguishment costs associated with the sale of real estate assets, or $26.8 million, or $0.80 per diluted share, including such costs.  FFO available to common shareholders for the third quarter of 2003 was $19.0 million, or $0.60 per diluted share.  The quarter and year to date 2004 results included a gain on sale of land, net of applicable income tax provision, of $11.9 million, or $0.35 per diluted share, and hurricane damage costs of $1.5 million, or $0.04 per diluted share.  There were no sales of land or hurricane damage costs experienced in the comparable periods of 2003.  FFO available to common shareholders for the first nine months of 2004 was $63.2 million, or $1.89 per diluted share, after a supplemental adjustment of $1.4 million, or $0.04 per diluted share, to exclude debt extinguishment costs associated with the sale of real estate assets, or $61.8 million, or $1.84 per diluted share, including such costs.  FFO available to common shareholders for the first nine months of 2003 was $57.3 million, or $1.86 per diluted share.  The FFO metric excludes gain on sale of operating real estate assets and real estate asset depreciation and amortization.  A reconciliation of net income to FFO is included on page 15.

AFFO available to common shareholders, which treats recurring value retention capital expenditures as period costs and includes economic gains and losses on asset sales, was $36.6 million, or $1.09 per diluted share, for the quarter, compared to $22.0 million, or $0.70 per diluted share, for the comparable period of 2003.  AFFO available to common shareholders for the first nine months of 2004 was $72.0 million, or $2.15 per diluted share, compared to $56.6 million, or $1.83 per diluted share, for the comparable period of 2003.  Economic gains and losses represent the gains and losses on sale in accordance with GAAP, less accumulated depreciation through the date of sale.  A reconciliation of net income to FFO and to AFFO is included on page 15.

This earnings release is available on Gables Residential's website at http://www.gables.com. Please click on "Investor Relations" then "Financial Information/Earnings Releases" or go directly to this web address: www.gables.com/q304earningsrelease.

The Company produces Earnings Release Supplements ("the Supplements") that provide detailed information regarding the financial position and operating results of the Company.  These Supplements are available via the Company's website and through e-mail distribution. Access to the Supplements through the Company's website is available at www.gables.com/financialreports.  If you would like to receive future press releases via e-mail, please register through the Company's website at www.gables.com/mailalerts. Some items referenced in the earnings release may require the Adobe Acrobat 6.0 Reader. If you do not have Adobe Acrobat 6.0 Reader, you may download it at the following website: http://www/adobe.com/products/acrobat/readstep.html.

 The Company will host a conference call on Tuesday, November 2, 2004 at 11:30 a.m. Eastern Time.  Gables executives will discuss third-quarter earnings, current activity and the local multifamily markets.  The conference call will be open to the public and will also be broadcast live on the Internet via Gables Residential's website at http://www.gables.com/.  To access the live broadcast, or to hear a playback which will be available for 12 months following the conference call, please click on "Investor Relations" then "Calendar of Events/Conference Calls" or go directly to this web address: www.gables.com/conferencecalls.

Those listening by phone should call in 5-10 minutes before the scheduled conference time.  US/Canada participants should call (800) 237-9752.  International callers or those in the 617 area code should call (617) 847-8706.  The passcode to participate in the call is 85287408.  A playback will be available from 1:00 p.m. Eastern Time on Tuesday, November 2, 2004 until 5:00 p.m. Eastern Time on Tuesday, November 9, 2004.  US/Canada participants should call (888) 286-8010.  International callers or those in the 617 area code should call (617) 801-6888.  The passcode for the playback is 91652198.

Same-Store Operating Results for the Third Quarter 2004

On a year-over-year basis, total property revenues declined 0.9% and property operating and maintenance expenses increased 3.1%, resulting in a 3.6% reduction in property net operating income ("NOI") for the third quarter.  Hurricane damage costs have been excluded from the same-store operating results.  On a sequential-quarter basis, total property revenues increased 1.0% and property operating and maintenance expenses increased 4.9%, resulting in a 1.6% reduction in property NOI.  The number of apartment homes included in the year-over-year same-store results is 15,206, or 74.9%, of the Company's 20,313 total stabilized apartment homes at September 30, 2004, including its proportionate ownership interest in stabilized apartment homes owned by its unconsolidated joint ventures.  A detail of the year-over-year and sequential-quarter same-store results by market is presented on pages 17 and 18, respectively.

Investment and Disposition Activity

During the quarter, the Company completed construction and stabilization of Gables Beach Park, comprised of 166 apartment homes in Tampa and commenced construction of Gables Rothbury, comprised of 203 apartment homes in Washington, D.C.  The Company has $309 million of assets in various stages of development with approximately $135 million of costs remaining to be incurred at September 30, 2004.

During the quarter, the Company acquired Gables Lindbergh, comprised of 324 apartment homes, in the Buckhead EPN of Atlanta and acquired two communities in the Highland Park EPN of Dallas:  Gables Highland Park, comprised of 55 apartment homes, and Gables Normandy, comprised of 54 apartment homes.  On a year-to-date basis, the Company has acquired five EPN assets for approximately $101 million.

During the quarter, the Company sold three assets in suburban South Florida: Hampton Lakes, Hampton Place and Vinings at Hampton Village, comprised of a total of 836 apartment homes.  The Company also sold its 8.3% interest in the CMS Tennessee joint venture, which owns three assets in Tennessee comprised of 1,118 apartment homes.  The related gain on sale of real estate assets and joint venture interest in accordance with GAAP was approximately $24.8 million, or $0.74 per diluted share, and debt extinguishment costs associated with the sale of the South Florida assets were approximately $0.4 million, or $0.01 per diluted share.  The economic gain for these sale transactions was approximately $12.1 million, or $0.36 per diluted share, after taking into account $0.4 million of associated debt extinguishment costs and $12.3 million of accumulated depreciation.

On a year-to-date basis, the Company has sold its ownership interest in nine non-EPN operating assets for approximately $127 million.  The related gain on sale of real estate assets and joint venture interest in accordance with GAAP was approximately $41.8 million, or $1.25 per diluted share, and debt extinguishment costs associated with certain of these sales were approximately $1.4 million, or $0.04 per diluted share.  The economic gain for these transactions was approximately $16.2 million, or $0.48 per diluted share, after taking into account $1.4 million of associated debt extinguishment costs and $24.2 million of accumulated depreciation.

During the quarter, the Company acquired and sold an approximate 1.5-acre parcel of land in Arlington, Virginia.  The related gain on sale, net of an applicable income tax provision of $0.9 million, was $11.9 million.

The year-to-date activity referenced above excludes the NYSTRS joint venture activity discussed below.

NYSTRS Joint Venture

On October 1, 2004, the Company contributed its Gables Woodley Park asset, comprised of 211 apartment homes, in Washington, DC into the Company's venture with the New York State Teachers' Retirement System ("NYSTRS") advised by JP Morgan Fleming Asset Management.  Such contribution was contemplated as part of the original NYSTRS venture formation announced earlier in the year.  Gables continues to own 51% of the asset.  Proceeds from the contribution transaction were used to pay down outstanding balances on the Company's variable-rate unsecured lines of credit.

In addition to Gables Woodley Park, the NYSTRS joint venture is comprised of the following assets:  Gables Solana Ridge and Gables Tuscany Ridge, comprised of an aggregate of 532 apartment homes, in Temecula, CA which NYSTRS contributed into the joint venture in June and Gables Wellington and Gables Palma Vista, comprised of an aggregate of 411 apartment homes, in South Florida which the Company contributed into the joint venture in June.

Financing Activity

At the end of the third quarter, the Company closed a $100 million secured financing arrangement that bears interest at the rate of 4.37% over the five-year term.  After giving effect to the amortization of upfront financing costs, the all-in rate of the financing is approximately 4.57%.  The proceeds were used to pay down outstanding balances on the Company's variable-rate unsecured credit facilities.

Earnings Guidance

The Company's guidance for the fourth quarter of 2004 and the full year 2004 for net income, FFO and AFFO available to common shareholders on a diluted per share basis is disclosed and reconciled below:

Fourth Quarter 2004:	Range
	Low-End	High-End
Expected net income available to common shareholders	$1.00	$1.27
Add: Expected real estate asset depreciation and amortization	0.44	0.44
Less: Expected gain on sale of operating real estate assets	-0.93	-1.17
Expected FFO available to common shareholders	$0.51	$0.54
Add: Expected debt extinguishment costs associated with the
sale of real estate assets	0.01	0.01
Expected FFO available to common shareholders, after a
supplemental adjustment to exclude debt extinguishment
costs associated with the sale of real estate assets	$0.52	$0.55
Less: Expected recurring value retention capital expenditures	-0.09	-0.07
Add: Expected economic gain on sale of operating real estate	0.16	0.23
Expected AFFO available to common shareholders	$0.59	$0.71

Same-Store Operating Assumptions to the Company's Guidance (1):
Total property revenues	0.00%	1.50%
Property operating and maintenance expenses	0.00%	0.00%
Property net operating income (NOI)	0.00%	2.50%

(1) Represents the projected change from the fourth quarter 2003 to the fourth quarter 2004.

Full Year 2004:	Range
	Low-End	High-End
Expected net income available to common shareholders	$2.81	$3.08
Add: Expected real estate asset depreciation and amortization	1.73	1.73
Less: Expected gain on sale of operating real estate assets	-2.18	-2.42
Expected FFO available to common shareholders	$2.36	$2.39
Add: Expected debt extinguishment costs associated with the
sale of real estate assets	0.05	0.05
Expected FFO available to common shareholders, after a
supplemental adjustment to exclude debt extinguishment costs
associated with the sale of real estate assets	$2.41	$2.44
Less: Expected recurring value retention capital expenditures	-0.32	-0.30
Add: Expected economic gain on sale of operating real estate	0.64	0.71
Expected AFFO available to common shareholders	$2.73	$2.85

Same-Store Operating Assumptions to the Company's Guidance (2):
Total property revenues	-2.00%	-1.60%
Property operating and maintenance expenses	2.00%	2.00%
Property net operating income (NOI) (3)	-4.25%	-3.60%

(2) Represents the projected change from 2003 to 2004. (3) A 1.0% increase or decrease in same-store property NOI for the year has an approximate $0.03 impact on FFO per diluted share.

    The Company's guidance estimates include projected gains on sale of real estate assets financed with tax-exempt debt that is anticipated to be assumed by the buyer.  The guidance estimates do not reflect any attribution of sales price to the potential value associated with variable-rate tax-exempt debt as compared to variable-rate conventional debt for projected fourth quarter 2004 sale transactions.  To the extent that a portion of the sales price is attributed to the tax-exempt debt assumed by the buyer, the gain on sale of real estate assets in accordance with GAAP would be reduced accordingly and, in turn, a gain on early extinguishment of debt in accordance with GAAP would be reported.  The impact of this reclassification would result in (1) an increase in FFO available to common shareholders and (2) no change to net income available to common shareholders, FFO available to common shareholders, after a supplemental adjustment to exclude gain and losses on early extinguishment of debt associated with the sale of real estate assets, or AFFO available to common shareholders.

Discontinued Operations

The Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective January 1, 2002.  This standard requires, among other things, that operating results of certain real estate assets sold or held for sale subsequent to January 1, 2002, be reflected as discontinued operations in the statements of operations for all periods presented.  The Company evaluates, in the ordinary course of its business, the continued ownership of its assets relative to available opportunities to acquire and develop new assets and relative to available equity and debt capital financing.  The Company sells assets if it determines that such sales are the most attractive sources of capital for redeployment in its business, for repayment of debt, for repurchases of stock, and for other uses.  The Company expects to reclassify historical operating results whenever necessary in order to comply with the requirements of SFAS No. 144.

Non-GAAP Financial Measures and Other Terms

 This release, including the Supplements, contains certain non-GAAP financial measures and other terms.  The Company's definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to below should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.  Additional information regarding these items and other non-GAAP financial measures and terms used in this release, including the Supplements, can be found elsewhere herein.

 Funds From Operations (FFO) is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust ("REIT").  The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT").  FFO, as defined by NAREIT, represents net income (loss) determined in accordance with generally accepted accounting principles ("GAAP"), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets as defined under GAAP, plus certain non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

          Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.  Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income.  The use of FFO, combined with the required primary GAAP presentations, has improved the understanding of operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful.  Management generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company (although it should be reviewed in conjunction with net income which remains the primary measure of performance) because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO can help users compare the operating performance of a company's real estate between periods or as compared to different companies.

          The Company presents FFO with a supplemental adjustment to exclude debt extinguishment costs associated with the sale of real estate assets.  These debt extinguishment costs are incurred when the sale of an asset encumbered by debt requires the Company to pay the extinguishment costs prior to the debt's stated maturity and to write-off unamortized loan costs at the date of the extinguishment.  Such costs are excluded from the gain on sale of real estate assets reported in accordance with GAAP because the debt was not part of the disposal group.  However, the Company views the debt extinguishment costs associated with the sale of real estate assets as an incremental cost of the sale transaction because the Company extinguished the debt in connection with the consummation of the sale transaction and the Company had no intent to extinguish the debt absent such transaction.  The Company believes that this supplemental adjustment more appropriately reflects the results of its operations exclusive of the impact of its sale transactions.

 Adjusted Funds From Operations (AFFO) represents FFO less recurring value retention capital expenditures, plus economic gains and losses from sales of previously depreciated operating real estate assets.  The Company believes AFFO is a useful supplemental operating performance metric because AFFO results in a more comprehensive evaluation of the way the Company operates its business.  The Company modified its definition of AFFO for reporting purposes in the second quarter of 2004 to include economic gains and losses from sales of previously depreciated operating real estate assets because the Company believes inclusion of economic gains and losses on asset sales reflects the results of its investment activities which are a fundamental component of its business strategy.  Prior period presentation of AFFO has been conformed accordingly.    Management generally considers AFFO to be a useful measure for reviewing the comparative operating and financial performance of the Company (although it should be reviewed in conjunction with net income which remains the primary measure of performance) because by including gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, AFFO can help users understand the financial performance of a company's operating and investment results over time.

Economic Gains and Losses on Sale of Real Estate Assets represent the gains or losses on sale in accordance with GAAP, less accumulated depreciation through the date of sale.  As such, economic gains and losses reflect the cash proceeds from a sale less the cash invested in the sold community.  The Company treats debt extinguishment costs associated with the sale as a reduction to the economic gains and losses because it believes such costs represent an incremental cost of the sale transaction.

Recurring Value Retention Capital Expenditures represent costs typically incurred every year during the life of a community, such as expenditures for carpet, vinyl flooring, appliances, mechanical equipment and fixtures.  To the extent such costs are incurred in connection with a major renovation of a community, they are excluded from this category.

Non-recurring Capital Expenditures represent costs that are generally incurred in connection with a major project impacting an entire community, such as roof replacement, parking lot resurfacing, exterior painting and siding replacement.  These costs are not incurred on a regular basis and may not occur or reoccur during the anticipated hold period of an asset.  To the extent such costs are incurred in connection with a major renovation of a community they are excluded from this category.

       Value Enhancing Capital Expenditures represent costs for which an incremental value is expected to be achieved from increasing the NOI potential for a community or recharacterizing the quality of the income stream with an anticipated reduction in potential sales cap rate for items such as replacement of wood siding with a masonry-based Hardi-Board product, amenity upgrades and additions, installation of security gates and additions of covered parking.  To the extent such costs are incurred in connection with a major renovation of a community they are excluded from this category.

Property Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company's properties.  NOI represents total property revenues less property operating and maintenance expenses (as reflected in the accompanying statements of operations).  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, hurricane damage costs, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property's results of operations.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance.  Real estate asset depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT's definition.

Stabilized Occupancy is defined as the earlier to occur of (i) 93% physical occupancy or (ii) one year after completion of construction.  For purposes of evaluating comparative operating performance, the Company categorizes its operating communities based on the period each community reaches a stabilized occupancy and operating expense level.  For purposes of the period-end community charts, once a development community has reached a stabilized occupancy level, it is reclassified from the Development/Lease-up Communities chart to the Stabilized Communities chart.

Physical Occupancy represents gross potential rent less physical vacancy loss as a percentage of gross potential rent.

Economic Occupancy represents actual rent revenue collected divided by gross potential rent.  Thus, economic occupancy differs from physical occupancy in that it takes into account concessions, non-revenue producing apartment homes and delinquencies.

       Gross Potential Rent is determined by valuing occupied apartment homes at contract rates and vacant units at market rates.

       Income Available for Debt Service and Preferred Dividends represents net income available to common shareholders before interest expense and credit enhancement fees, preferred dividends, original issuance costs associated with redemption of preferred shares, income taxes, depreciation, amortization, minority interest, gain on sale of real estate assets, debt extinguishment costs associated with the sale of real estate assets, long-term compensation expense, hurricane damage costs, extraordinary items and unusual items, all from both continuing and discontinued operations, as applicable.  Management generally considers income available for debt service and preferred dividends to be an appropriate supplemental measure to net income of the operating performance of the Company because it helps investors to understand the ability of the Company to incur and service its debt and preferred stock obligations.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release, including the supplements, contains forward-looking statements within the meaning of federal securities laws.  These forward-looking statements reflect the Company's current views with respect to the future events or financial performance discussed in this release, based on management's beliefs and assumptions and information currently available.  When used, the words "believe", "anticipate", "estimate", "project", "should", "expect", "plan", "assume" and similar expressions that do not relate solely to historical matters identify forward-looking statements.  Forward-looking statements in this release include, without limitation, statements relating to the Company's ability to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index and the Company's ability to achieve its expectations for fourth quarter 2004 and full year 2004 earnings.  Forward-looking statements are subject to risks, uncertainties and assumptions and are not guarantees of future events or performance, which may be affected by known and unknown risks, trends and uncertainties.  Should one or more of these risks or uncertainties materialize, or should our assumptions prove incorrect, actual results may vary materially from those anticipated, projected or implied.  Factors that may cause such a variance include, among others:  local and national economic and market conditions, including changes in occupancy rates, rental rates, and job growth; the demand for apartment homes in the Company's current and proposed markets; the uncertainties associated with the Company's current real estate development, including actual costs exceeding the Company's budgets; changes in construction costs; construction delays due to the unavailability of materials or weather conditions; the failure to sell communities on favorable terms, in a timely manner or at all; the failure of acquisitions to yield anticipated results; the cost and availability of financing; changes in interest rates; competition; the effects of the Company's accounting and other policies; and additional factors discussed from time to time in the Company's filings with the Securities and Exchange Commission.  The Company expressly disclaims any responsibility to update forward-looking statements.

About Gables

With a mission of Taking Care of the Way People Live®, Gables Residential has received national recognition for excellence in the management, development, acquisition and construction of luxury multifamily communities in high job growth markets. The Company's strategic objective is to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index.

The Company has a research-driven strategy focused on markets characterized by high job growth and resiliency to national economic downturns. Within these markets, the Company targets Established Premium Neighborhoods™ ("EPN's"), generally defined as areas with high per square foot prices for single-family homes. By investing in resilient, demand-driven markets and EPN™ locations with barriers to entry, the Company expects to achieve its strategic objective.

The Company is one of the largest apartment operators in the nation and currently manages 44,800 apartment homes in 172 communities, owns 85 communities with 22,110 stabilized apartment homes primarily in Atlanta, Houston, South Florida, Austin, Dallas, Washington, D.C. and San Diego/Inland Empire and has an additional 9 communities with 2,458 apartment homes under development or lease-up. For further information, please contact Gables Investor Relations at (800) 371-2819 or access Gables Residential's website at http://www.gables.com.

GABLES RESIDENTIAL
Consolidated Statements of Operations
September 30, 2004
(Unaudited and amounts in thousands, except for per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
Revenues:
Rental revenues	$53,106	$49,501	$155,773	$144,281
Other property revenues	4,449	4,031	12,922	11,482
Total property revenues	57,555	53,532	168,695	155,763

Property management revenues	2,261	2,345	6,493	6,145
Ancillary services revenues	1,487	2,139	4,038	5,465
Interest income	69	3	109	164
Other revenues	144	424	1,003	544
Total other revenues	3,961	4,911	11,643	12,318

Total revenues	61,516	58,443	180,338	168,081

Expenses:
Property operating and maintenance (exclusive of items shown below)	22,633	20,524	64,589	57,635
Real estate asset depreciation and amortization	13,763	12,080	40,407	34,811
Property management (owned and third party)	4,593	3,768	12,992	10,898
Ancillary services	1,056	992	3,130	3,302
Interest expense and credit enhancement fees	11,354	10,687	32,901	31,419
Amortization of deferred financing costs	480	494	1,501	1,400
General and administrative	2,571	2,052	8,296	6,657
Corporate asset depreciation and amortization	844	576	2,056	1,400
Hurricane damage costs	1,500	-	1,500	-
Total expenses	58,794	51,173	167,372	147,522

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	2,722	7,270	12,966	20,559

Equity in income of joint ventures	196	55	740	250
Gain on sale of joint venture interest	1,726	-	1,726	-
Gain on sale of land, net of applicable income tax provision	11,899	-	11,899	-
Minority interest of common unitholders in Operating Partnership	(1,815)	(706)	(2,631)	(2,382)
Minority interest of preferred unitholders in Operating Partnership	-	(1,078)	-	(3,234)

Income from continuing operations	14,728	5,541	24,700	15,193

Operating income from discontinued operations, net of minority interest	74	1,037	1,209	3,459
Gain on sale of discontinued operations, net of minority interest	20,160	10,174	34,658	14,249
Debt extinguishment costs associated with the sale of real estate assets,
net of minority interest	(345)	-	(1,207)	-
Income from discontinued operations, net of minority interest	19,889	11,211	34,660	17,708

Net income	34,617	16,752	59,360	32,901

Dividends to preferred shareholders	(2,194)	(2,194)	(6,581)	(4,710)

Net income available to common shareholders	$32,423	$14,558	$52,779	$28,191

Weighted average number of common shares outstanding - basic	29,281	26,031	29,173	25,075
Weighted average number of common shares outstanding - diluted	33,613	31,664	33,529	30,845

Per Common Share Information-Basic:
Income from continuing operations (net of preferred dividends)	$0.43	$0.13	$0.62	$0.42
Income from discontinued operations, net of minority interest	$0.68	$0.43	$1.19	$0.71
Net income available to common shareholders	$1.11	$0.56	$1.81	$1.12

Per Common Share Information-Diluted:
Income from continuing operations (net of preferred dividends)	$0.43	$0.13	$0.62	$0.42
Income from discontinued operations	$0.68	$0.43	$1.18	$0.70
Net income available to common shareholders	$1.10	$0.56	$1.80	$1.12

GABLES RESIDENTIAL
Funds From Operations and Adjusted Funds From Operations
September 30, 2004
(Unaudited and amounts in thousands, except for per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003

Net income available to common shareholders	$32,423	$14,558	$52,779	$28,191

Minority interest of common unitholders in Operating Partnership:
Continuing operations	1,815	706	2,631	2,382
Discontinued operations	2,885	2,405	5,006	3,941
Total	4,700	3,111	7,637	6,323

Real estate asset depreciation and amortization:
Wholly-owned real estate assets - continuing operations	13,763	12,080	40,407	34,811
Wholly-owned real estate assets - discontinued operations	-	1,244	1,260	4,341
Joint venture real estate assets	688	368	1,574	1,057
Total	14,451	13,692	43,241	40,209

Gain on sale of operating real estate assets:
Wholly-owned real estate assets - discontinued operations	(23,084)	(12,368)	(39,664)	(17,410)
Joint venture real estate assets	-	-	(432)	-
Joint venture interest	(1,726)	-	(1,726)	-
Total	(24,810)	(12,368)	(41,822)	(17,410)

FFO available to common shareholders - diluted (a)	$26,764	$18,993	$61,835	$57,313

Debt extinguishment costs associated with the sale of real estate assets	395	-	1,381	-

FFO available to common shareholders, after a supplemental
adjustment to exclude debt extinguishment costs associated
with the sale of real estate assets - diluted (b)	$27,159	$18,993	$63,216	$57,313

Recurring value retention capital expenditures:
Carpet and flooring	(1,543)	(1,618)	(3,849)	(3,992)
Appliances	(201)	(185)	(540)	(515)
Other additions and improvements	(974)	(1,057)	(3,040)	(3,578)
Total	(2,718)	(2,860)	(7,429)	(8,085)

Economic gain on sale of operating real estate assets:
Gain on sale of operating real estate assets	24,810	12,368	41,822	17,410
Less: accumulated depreciation	(12,285)	(6,481)	(24,197)	(10,044)
Less: debt extinguishment costs associated with the sale of
real estate assets	(395)	-	(1,381)	-
Economic gain on sale of operating real estate assets	12,130	5,887	16,244	7,366

AFFO available to common shareholders - diluted (c)	$36,571	$22,020	$72,031	$56,594

Average common shares outstanding - basic (d)	29,281	26,031	29,173	25,075
Incremental shares from assumed conversions of:
Common units	4,244	5,494	4,248	5,677
Stock options	73	128	94	83
Other	15	11	14	10
Average common shares outstanding - diluted (e)	33,613	31,664	33,529	30,845

Ownership of Operating Partnership's average common units outstanding:
Gables Residential (f)	87.34%	82.57%	87.29%	81.54%
Minority interest	12.66%	17.43%	12.71%	18.46%
Total	100.00%	100.00%	100.00%	100.00%

Per common share data - basic:
FFO available to common shareholders ((a)*(f))/(d)	$0.80	$0.60	$1.85	$1.86
FFO available to common shareholders, after a supplemental
adjustment to exclude debt extinguishment costs associated
with the sale of real estate assets ((b)*(f))/(d)	$0.81	$0.60	$1.89	$1.86
AFFO available to common shareholders ((c)*(f))/(d)	$1.09	$0.70	$2.16	$1.84

Per common share data - diluted:
FFO available to common shareholders (a)/(e)	$0.80	$0.60	$1.84	$1.86
FFO available to common shareholders, after a supplemental
adjustment to exclude debt extinguishment costs associated
with the sale of real estate assets (b)/(e)	$0.81	$0.60	$1.89	$1.86
AFFO available to common shareholders (c)/(e)	$1.09	$0.70	$2.15	$1.83

GABLES RESIDENTIAL
Net Income, FFO, AFFO and Dividends - Five Year History
September 30, 2004
(Unaudited and amounts in thousands, except for per share data)
						Nine Months
						Ended
		Years ended December 31,				September 30,
	1999	2000	2001	2002	2003	2004

Net income available to common shareholders	$42,601	$57,579	$55,074	$45,661	$49,062	$52,779
Add: Minority interest of common unitholders in Operating Partnership	10,348	16,359	14,249	11,077	9,690	7,637
Add: Real estate asset depreciation and amortization	45,942	45,289	49,313	49,400	53,989	43,241
Less: Gain on sale of operating real estate assets	(9,116)	(28,622)	(34,110)	(30,346)	(37,693)	(41,822)
Add: Amortization of discount on long-term liability	686	-	-	-	-	-

FFO available to common shareholders - diluted	90,461	90,605	84,526	75,792	75,048	61,835
Add: Debt extinguishment costs associated with the sale of real estate assets	-	-	-	-	-	1,381

FFO available to common shareholders, after a supplemental adjustment to exclude
debt extinguishment costs associated with the sale of real estate assets - diluted	90,461	90,605	84,526	75,792	75,048	63,216
Less: Recurring value retention capital expenditures	(10,037)	(10,910)	(11,797)	(13,077)	(10,498)	(7,429)
Add: Economic gain (loss) on sale of operating real estate assets:
Gain on sale of operating real estate assets per GAAP	9,116	28,622	34,110	30,346	37,693	41,822
Less: accumulated depreciation	(11,446)	(19,232)	(13,114)	(13,393)	(20,725)	(24,197)
Less: debt extinguishment costs associated with the sale of real estate assets	-	-	-	-	-	(1,381)
Economic gain (loss) on sale of operating real estate assets	(2,330)	9,390	20,996	16,953	16,968	16,244

AFFO available to common shareholders - diluted	$78,094	$89,085	$93,725	$79,668	$81,518	$72,031

Average common shares outstanding - diluted	32,796	30,439	30,314	30,684	31,452	33,529

Per common share data - diluted:
Net income available to common shareholders	$1.64	$2.43	$2.29	$1.85	$1.87	$1.80
FFO available to common shareholders	2.76	2.98	2.79	2.47	2.39	1.84
FFO available to common shareholders, after a supplemental adjustment to
exclude debt extinguishment costs associated with the sale of real estate assets	2.76	2.98	2.79	2.47	2.39	1.89
AFFO available to common shareholders	2.38	2.93	3.09	2.60	2.59	2.15
Dividends	2.08	2.20	2.34	2.41	2.41	1.81

AFFO available to common shareholders less dividends	0.30	0.73	0.75	0.19	0.18	0.34

Recurring value retention capital expenditures	0.31	0.36	0.39	0.43	0.33	0.22
Economic gain (loss) on sale of operating real estate assets	(0.07)	0.31	0.69	0.55	0.54	0.48

GABLES RESIDENTIAL
Results of Property Operations - Year-over-Year Comparisons - Third Quarter
September 30, 2004
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the three months ended September 30, 2004 ("3Q 2004") and September 30, 2003 ("3Q 2003") is as follows:

				Number of
				3Q 2004
				Apt. Homes	3Q 2004	3Q 2003	$ Change	% Change
Rental and other property revenues:
Same-store communities (1)				15,206	$42,154	$42,555	$(401)	-0.9%	(A)
Triple net master lease communities				728	1,862	1,850	12	0.6%
Communities stabilized in 3Q 2004, but not in 3Q 2003				1,759	5,835	5,524	311	5.6%
Communities not stabilized in 3Q 2004 (2)				2,884	7,704	2,009	5,695	283.5%
Sold communities (3)				411	-	1,594	(1,594)	-100.0%
Total property revenues				20,988	$57,555	$53,532	$4,023	7.5%

Property operating and maintenance expenses (4):
Same-store communities (1)					$17,144	$16,621	$523	3.1%	(A)
Triple net master lease communities					216	204	12	5.9%
Communities stabilized in 3Q 2004, but not in 3Q 2003					2,357	2,088	269	12.9%
Communities not stabilized in 3Q 2004 (2)					2,916	1,003	1,913	190.7%
Sold communities (3)					-	608	(608)	-100.0%
Total property operating and maintenance expenses					$22,633	$20,524	$2,109	10.3%

Property net operating income (NOI) (5):
Same-store communities (1)					$25,010	$25,934	$(924)	-3.6%	(A)
Triple net master lease communities					1,646	1,646	-	0.0%
Communities stabilized in 3Q 2004, but not in 3Q 2003					3,478	3,436	42	1.2%
Communities not stabilized in 3Q 2004 (2)					4,788	1,006	3,782	375.9%
Sold communities (3)					-	986	(986)	-100.0%
Total property net operating income (NOI)					$34,922	$33,008	$1,914	5.8%

Total property NOI as a percentage of total property revenues					60.7%	61.7%	-	-1.0%

(1) Communities that were owned and fully stabilized throughout both 3Q 2004 and 3Q 2003 ("same-store").

(2)  Communities that were under development/lease-up, in renovation or not fully operational, acquired, or had not reached stabilized operating expense level subsequent to July 1, 2004, as applicable.  Includes the results of Belmar, Gables Augusta, Gables Beach Park, Gables Druid Hills, Gables Floresta, Gables Grandview, Gables Highland Park, Gables Lindbergh, Gables Normandy, Gables Parkwood, Gables State Thomas Ravello, Gables Rock Springs and Gables Woodley Park.

(3)  Communities that were sold subsequent to July 1, 2003.  Includes the results of Gables Palma Vista and Gables Wellington which the Company contributed to the GN Apartment Fund LLC joint venture in June 2004.

(4)  Represents direct property operating and maintenance expenses as reflected in the Company's consolidated statements of operations and excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, hurricane damage costs, interest and depreciation and amortization expense.

(5) Calculated as total property revenues less property operating and maintenance expenses as reflected above.

(A) Additional information for the 58 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from 3Q 2003 to 3Q 2004 in
	Apartment	3Q 2004	Occupancy	Occupancy	Economic
Market	Homes	NOI	in 3Q 2004	in 3Q 2004	Occupancy	Revenues	Expenses	NOI

South Florida	3,482	28.8%	95.4%	93.5%	0.3%	3.5%	-3.4%	7.8%
Houston	3,857	22.4%	93.5%	90.4%	-2.9%	-5.2%	3.1%	-10.5%
Atlanta	3,796	20.8%	94.4%	90.0%	-0.3%	-0.5%	1.0%	-1.5%
Austin	1,677	11.6%	90.0%	88.8%	-2.9%	-3.0%	12.2%	-12.2%
Dallas	1,300	10.9%	95.4%	93.0%	0.5%	-1.4%	8.0%	-6.7%
Washington, D.C.	82	1.8%	97.8%	97.1%	4.6%	3.0%	25.8%	-4.3%
Other	1,012	3.7%	91.1%	82.5%	-0.9%	0.1%	10.7%	-8.5%
Totals	15,206	100.0%	93.9%	90.9%	-0.9%	-0.9%	3.1%	-3.6%

GABLES RESIDENTIAL
Results of Property Operations - Sequential-Quarter Comparisons
September 30, 2004
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the three months ended September 30, 2004 ("3Q 2004") and June 30, 2004 ("2Q 2004") is as follows:

				Number of
				3Q 2004
				Apt. Homes	3Q 2004	2Q 2004	$ Change	% Change
Rental and other property revenues:
Same-store communities (1)				16,965	$47,989	$47,533	$456	1.0%	(A)
Triple net master lease communities				728	1,862	1,862	-	0.0%
Communities stabilized in 3Q 2004, but not in 2Q 2004				-	-	-	-	-
Communities not stabilized in 3Q 2004 (2)				2,884	7,704	5,674	2,030	35.8%
Sold communities (3)				411	-	1,199	(1,199)	-100.0%
Total property revenues				20,988	$57,555	$56,268	$1,287	2.3%

Property operating and maintenance expenses (4):
Same-store communities (1)					$19,501	$18,587	$914	4.9%	(A)
Triple net master lease communities					216	216	-	0.0%
Communities stabilized in 3Q 2004, but not in 2Q 2004					-	-	-	-
Communities not stabilized in 3Q 2004 (2)					2,916	1,837	1,079	58.7%
Sold communities (3)					-	518	(518)	-100.0%
Total property operating and maintenance expenses					$22,633	$21,158	$1,475	7.0%

Property net operating income (NOI) (5):
Same-store communities (1)					$28,488	$28,946	$(458)	-1.6%	(A)
Triple net master lease communities					1,646	1,646	-	0.0%
Communities stabilized in 3Q 2004, but not in 2Q 2004					-	-	-	-
Communities not stabilized in 3Q 2004 (2)					4,788	3,837	951	24.8%
Sold communities (3)					-	681	(681)	-100.0%
Total property net operating income (NOI)					$34,922	$35,110	$(188)	-0.5%

Total property NOI as a percentage of total property revenues					60.7%	62.4%	-	-1.7%

(1) Communities that were owned and fully stabilized throughout both 3Q 2004 and 2Q 2004 ("same-store").

(2)  Communities that were under development/lease-up, in renovation or not fully operational, acquired, or had not reached a stabilized operating expense level subsequent to July 1, 2004, as applicable.  Includes the results of Belmar, Gables Augusta, Gables Beach Park, Gables Druid Hills, Gables Floresta, Gables Grandview, Gables Highland Park, Gables Lindbergh, Gables Normandy, Gables Parkwood, Gables State Thomas Ravello, Gables Rock Springs and Gables Woodley Park.

(3)  Communities that were sold subsequent to April 1, 2004.  Includes the results of Gables Palma Vista and Gables Wellington which the Company contributed to the GN Apartment Fund LLC joint venture in 2Q 2004.

(4) See (4) on page 17.
(5) Calculated as total property revenues less property operating and maintenance expenses as reflected above.

(A) Additional information for the 64 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from 2Q 2004 to 3Q 2004 in
	Apartment	3Q 2004	Occupancy	Occupancy	Economic
Market	Homes	NOI	in 3Q 2004	in 3Q 2004	Occupancy	Revenues	Expenses	NOI

South Florida	3,482	25.2%	95.4%	93.5%	0.6%	1.1%	3.4%	-0.1%
Atlanta	4,422	21.9%	94.4%	90.3%	1.8%	1.9%	2.9%	1.1%
Houston	3,857	19.6%	93.5%	90.4%	-0.3%	-0.6%	8.7%	-6.5%
Dallas	1,879	14.0%	94.8%	91.7%	-0.1%	-0.4%	3.7%	-2.8%
Austin	1,916	12.1%	90.1%	88.8%	0.9%	0.8%	10.4%	-5.4%
Washington, D.C.	82	1.6%	97.8%	97.1%	0.7%	-0.4%	9.9%	-4.2%
Other	1,327	5.6%	93.0%	86.8%	4.4%	5.8%	-2.8%	14.4%
Totals	16,965	100.0%	93.9%	90.9%	0.9%	1.0%	4.9%	-1.6%

GABLES RESIDENTIAL
Results of Property Operations - Year-over-Year Comparisons - Year to Date
September 30, 2004
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the nine months ended September 30, 2004 ("YTD 2004") and September 30, 2003 ("YTD 2003") is as follows:

				Number of
				YTD 2004
				Apt. Homes	YTD 2004	YTD 2003	$ Change	% Change
Rental and other property revenues:
Same-store communities (1)				14,852	$123,190	$126,175	$(2,985)	-2.4%	(A)
Triple net master lease communities				728	5,586	5,550	36	0.6%
Communities stabilized in YTD 2004, but not in YTD 2003				2,113	20,039	15,987	4,052	25.3%
Communities not stabilized in YTD 2004 (2)				2,884	17,115	3,320	13,795	415.5%
Sold communities (3)				411	2,765	4,731	(1,966)	-41.6%
Total property revenues				20,988	$168,695	$155,763	$12,932	8.3%

Property operating and maintenance expenses (4):
Same-store communities (1)					$48,554	$47,245	$1,309	2.8%	(A)
Triple net master lease communities					647	611	36	5.9%
Communities stabilized in YTD 2004, but not in YTD 2003					8,001	6,539	1,462	22.4%
Communities not stabilized in YTD 2004 (2)					6,309	1,557	4,752	305.2%
Sold communities (3)					1,078	1,683	(605)	-35.9%
Total property operating and maintenance expenses					$64,589	$57,635	$6,954	12.1%

Property net operating income (NOI) (5):
Same-store communities (1)					$74,636	$78,930	$(4,294)	-5.4%	(A)
Triple net master lease communities					4,939	4,939	-	0.0%
Communities stabilized in YTD 2004, but not in YTD 2003					12,038	9,448	2,590	27.4%
Communities not stabilized in YTD 2004 (2)					10,806	1,763	9,043	512.9%
Sold communities (3)					1,687	3,048	(1,361)	-44.7%
Total property net operating income (NOI)					$104,106	$98,128	$5,978	6.1%

Total property NOI as a percentage of total property revenues					61.7%	63.0%	-	-1.3%

(1) Communities that were owned and fully stabilized throughout both YTD 2004 and YTD 2003 ("same-store").

(2)  Communities that were under development/lease-up, in renovation or not fully operational, acquired, or had not reached a stabilized operating expense level subsequent to January 1, 2004, as applicable.  Includes the results of Belmar, Gables Augusta, Gables Beach Park, Gables Druid Hills, Gables Floresta, Gables Grandview, Gables Highland Park, Gables Lindbergh, Gables Normandy, Gables Parkwood, Gables State Thomas Ravello, Gables Rock Springs and Gables Woodley Park.

(3)  Communities that were sold subsequent to January 1, 2003.  Includes the results of Gables Palma Vista and Gables Wellington which the Company contributed to the GN Apartment Fund LLC joint venture in YTD 2004.

(4) See (4) on page 17.
(5) Calculated as total property revenues less property operating and maintenance expenses as reflected above.

(A) Additional information for the 56 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from YTD 2003 to YTD 2004 in
	Apartment	YTD 2004	Occupancy	Occupancy	Economic
Market	Homes	NOI	in YTD 2004	in YTD 2004	Occupancy	Revenues	Expenses	NOI

South Florida	3,310	27.4%	95.0%	93.0%	-0.1%	1.9%	1.6%	2.0%
Houston	3,857	23.6%	93.3%	91.1%	-2.7%	-5.3%	2.1%	-9.8%
Atlanta	3,614	20.2%	93.4%	89.5%	-1.9%	-3.2%	3.2%	-7.1%
Austin	1,677	12.3%	90.7%	89.6%	-1.8%	-3.8%	0.9%	-6.8%
Dallas	1,300	11.1%	95.1%	93.0%	0.1%	-2.3%	3.0%	-5.3%
Washington, D.C.	82	1.9%	96.2%	95.8%	1.0%	1.6%	15.6%	-3.2%
Other	1,012	3.5%	89.1%	81.0%	-4.4%	-3.2%	11.2%	-14.7%
Totals	14,852	100.0%	93.5%	90.8%	-1.5%	-2.4%	2.8%	-5.4%

GABLES RESIDENTIAL
Consolidated Statements of Operations - SFAS No. 144 - Third Quarter
September 30, 2004
(Unaudited and amounts in thousands)

	Three months ended			Three months ended
	September 30, 2004			September 30, 2003
	As	Discontinued	Pre SFAS	As	Discontinued	Pre SFAS
	Reported	Operations	No. 144	Reported	Operations	No. 144

Revenues:
Rental revenues	$ 53,106.	$ 113.	$ 53,219.	$ 49,501.	$ 5,590.	$ 55,091.
Other property revenues	4,449	37	4,486	4,031	559	4,590
Total property revenues	57,555	150	57,705	53,532	6,149	59,681
Property management revenues	2,261	-	2,261	2,345	-	2,345
Ancillary services revenues	1,487	-	1,487	2,139	-	2,139
Interest income	69	-	69	3	-	3
Other revenues	144	-	144	424	-	424
Total other revenues	3,961	-	3,961	4,911	-	4,911
Total revenues	61,516	150	61,666	58,443	6,149	64,592

Expenses:
Property operating and maintenance (exclusive of items shown below)	22,633	50	22,683	20,524	2,735	23,259
Real estate asset depreciation and amortization	13,763	-	13,763	12,080	1,244	13,324
Property management (owned and third party)	4,593	-	4,593	3,768	-	3,768
Ancillary services	1,056	-	1,056	992	-	992
Interest expense and credit enhancement fees	11,354	15	11,369	10,687	922	11,609
Amortization of deferred financing costs	480	-	480	494	-	494
General and administrative	2,571	-	2,571	2,052	-	2,052
Corporate asset depreciation and amortization	844	-	844	576	-	576
Hurricane damage costs	1,500	-	1,500	-	-	-
Debt extinguishment costs	-	395	395	-	-	-
Total expenses	58,794	460	59,254	51,173	4,901	56,074

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	2,722	(310)	2,412	7,270	1,248	8,518

Equity in income of joint ventures	196	-	196	55	-	55
Gain on sale of joint venture interest	1,726	-	1,726	-	-	-
Gain on sale of operating real estate assets	-	23,084	23,084	-	12,368	12,368
Gain on sale of land, net of applicable income tax provision	11,899	-	11,899	-	-	-
Minority interest of common unitholders in Operating Partnership	(1,815)	(2,885)	(4,700)	(706)	(2,405)	(3,111)
Minority interest of preferred unitholders in Operating Partnership	-	-	-	(1,078)	-	(1,078)

Income from continuing operations	14,728	19,889	34,617	5,541	11,211	16,752

Operating income from discontinued operations, net of minority interest	74	(74)	-	1,037	(1,037)	-
Gain on sale of discontinued operations, net of minority interest	20,160	(20,160)	-	10,174	(10,174)	-
Debt extinguishment costs associated with the sale of real estate assets,
net of minority interest	(345)	345	-	-	-	-

Income from discontinued operations, net of minority interest	19,889	(19,889)	-	11,211	(11,211)	-

Net income	34,617	-	34,617	16,752	-	16,752

Dividends to preferred shareholders	(2,194)	-	(2,194)	(2,194)	-	(2,194)

Net income available to common shareholders	$ 32,423	$ -	$ 32,423	$ 14,558	$ -	$ 14,558

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires, among other things, that operating results of certain real estate assets which have been sold subsequent to January 1, 2002, or otherwise qualify as held for sale (as defined by SFAS No. 144), be reflected as discontinued operations in the statements of operations for all periods presented.  During the nine months ended September 30, 2004, the Company sold the following operating apartment communities: one during the first quarter, one during the second quarter and three during the third quarter.  The three communities sold during the third quarter were classified as held for sale as of June 30, 2004.  During 2003, the Company sold the following operating apartment communities: one during the first quarter, two during the third quarter and two during the fourth quarter.  The operating results for these ten wholly-owned assets sold or classified as held for sale are reflected as discontinued operations in the statements of operations for all periods presented.  Interest expense has been allocated to the results of the discontinued operations in accordance with EITF No. 87-24.

During the second quarter of 2004, the Company contributed its interest in two operating apartment communities, Gables Palma Vista and Gables Wellington, to a joint venture in which the Company has a 50% interest.  Due to the Company's continuing involvement with the operations of these two communities, the operating results of these assets are included in continuing operations for all periods presented.

The above table presents the results as reported pursuant to SFAS No. 144, the results of the ten assets included in discontinued operations, and the results before the impact of SFAS No. 144 for the three months ended September 30, 2004 and 2003, respectively.  The results before the impact of SFAS No. 144 are presented and reconciled here to facilitate reconciliation to items included elsewhere within the release that include results attributable to both continuing and discontinued operations.

GABLES RESIDENTIAL
Consolidated Statements of Operations - SFAS No. 144 - Year to Date
September 30, 2004
(Unaudited and amounts in thousands)

	Nine months ended			Nine months ended
	September 30, 2004			September 30, 2003
	As	Discontinued	Pre SFAS	As	Discontinued	Pre SFAS
	Reported	Operations	No. 144	Reported	Operations	No. 144
Revenues:
Rental revenues	$155,773.	$ 5,836.	$ 161,609.	$ 144,281.	$ 18,835.	$ 163,116.
Other property revenues	12,922	635	13,557	11,482	1,781	13,263
Total property revenues	168,695	6,471	175,166	155,763	20,616	176,379
Property management revenues	6,493	-	6,493	6,145	-	6,145
Ancillary services revenues	4,038	-	4,038	5,465	-	5,465
Interest income	109	-	109	164	-	164
Other revenues	1,003	-	1,003	544	-	544
Total other revenues	11,643	-	11,643	12,318	-	12,318
Total revenues	180,338	6,471	186,809	168,081	20,616	188,697

Expenses:
Property operating and maintenance (exclusive of items shown below)	64,589	2,774	67,363	57,635	8,921	66,556
Real estate asset depreciation and amortization	40,407	1,260	41,667	34,811	4,341	39,152
Property management (owned and third party)	12,992	-	12,992	10,898	-	10,898
Ancillary services	3,130	-	3,130	3,302	-	3,302
Interest expense and credit enhancement fees	32,901	1,054	33,955	31,419	3,115	34,534
Amortization of deferred financing costs	1,501	-	1,501	1,400	-	1,400
General and administrative	8,296	-	8,296	6,657	-	6,657
Corporate asset depreciation and amortization	2,056	-	2,056	1,400	-	1,400
Hurricane damage costs	1,500	-	1,500	-	-	-
Debt extinguishment costs	-	1,381	1,381	-	-	-
Total expenses	167,372	6,469	173,841	147,522	16,377	163,899

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	12,966	2	12,968	20,559	4,239	24,798

Equity in income of joint ventures	740	-	740	250	-	250
Gain on sale of joint venture interest	1,726	-	1,726	-	-	-
Gain on sale of operating real estate assets	-	39,664	39,664	-	17,410	17,410
Gain on sale of land, net of applicable income tax provision	11,899	-	11,899	-	-	-
Minority interest of common unitholders in Operating Partnership	(2,631)	(5,006)	(7,637)	(2,382)	(3,941)	(6,323)
Minority interest of preferred unitholders in Operating Partnership	-	-	-	(3,234)	-	(3,234)

Income from continuing operations	24,700	34,660	59,360	15,193	17,708	32,901

Operating income from discontinued operations, net of minority interest	1,209	(1,209)	-	3,459	(3,459)	-
Gain on sale of discontinued operations, net of minority interest	34,658	(34,658)	-	14,249	(14,249)	-
Debt extinguishment costs associated with the sale of real estate assets,
net of minority interest	(1,207)	1,207	-	-	-	-

Income from discontinued operations, net of minority interest	34,660	(34,660)	-	17,708	(17,708)	-

Net income	59,360	-	59,360	32,901	-	32,901

Dividends to preferred shareholders	(6,581)	-	(6,581)	(4,710)	-	(4,710)

Net income available to common shareholders	$ 52,779.	$ -	$ 52,779.	$ 28,191.	$ -	$ 28,191.

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires, among other things, that operating results of certain real estate assets which have been sold subsequent to January 1, 2002, or otherwise qualify as held for sale (as defined by SFAS No. 144), be reflected as discontinued operations in the statements of operations for all periods presented.  During the nine months ended September 30, 2004, the Company sold the following operating apartment communities: one during the first quarter, one during the second quarter and three during the third quarter.  The three communities sold during the third quarter were classified as held for sale as of June 30, 2004.  During 2003, the Company sold the following operating apartment communities: one during the first quarter, two during the third quarter and two during the fourth quarter.  The operating results for these ten wholly-owned assets sold or classified as held for sale are reflected as discontinued operations in the statements of operations for all periods presented.  Interest expense has been allocated to the results of the discontinued operations in accordance with EITF No. 87-24.

During the second quarter of 2004, the Company contributed its interest in two operating apartment communities, Gables Palma Vista and Gables Wellington, to a joint venture in which the Company has a 50% interest.  Due to the Company's continuing involvement with the operations of these two communities, the operating results of these assets are included in continuing operations for all periods presented.

The above table presents the results as reported pursuant to SFAS No. 144, the results of the ten assets included in discontinued operations, and the results before the impact of SFAS No. 144 for the nine months ended September 30, 2004 and 2003, respectively.  The results before the impact of SFAS No. 144 are presented and reconciled here to facilitate reconciliation to items included elsewhere within the release that include results attributable to both continuing and discontinued operations.

GABLES RESIDENTIAL
Results of Joint Venture Operations
September 30, 2004
(Unaudited and amounts in thousands, except for property data)

The Company's share of the operating results for the communities owned by unconsolidated joint ventures in which it has an interest during the three months ended September 30, 2004 ("3Q 2004") and September 30, 2003 ("3Q 2003") and the
nine months ended September 30, 2004 ("YTD 2004") and September 30, 2003 ("YTD 2003") is as follows:

Company's share of joint venture results:
	3Q 2004
	Stabilized	Lease-up	Acquisitions	Sales		Total
	(1)	(2)	(3)	(4)	Total	3Q 2003
Rental and other property revenues	$2,627	$-	$-	$110	$2,737	$1,207
Property operating and maintenance expenses
(exclusive of items shown separately below)	(1,039)	-	-	(49)	(1,088)	(541)
Property net operating income (NOI)	$1,588	$-	$-	$61	$1,649	$666
Interest expense and credit enhancement fees	(608)	-	-	(48)	(656)	(214)
Amortization of deferred costs	(27)	-	-	(1)	(28)	(19)
Other	(16)	-	-	(4)	(20)	(10)
Hurricane damage costs	(61)	-	-	-	(61)	-
Funds from operations (FFO)	$876	$-	$-	$8	$884	$423
Gain on sale of operating real estate assets	-	-	-	-	-	-
Real estate asset depreciation	(653)	-	-	(35)	(688)	(368)
Equity in income of joint ventures	$223	$-	$-	$(27)	$196	$55

Number of operating communities	9	-	-	3	12	9
Number of apartment homes in operating communities	2,614	-	-	1,118	3,732	2,975
Average percent occupied during the period	94%	-	-	91%	93%	87%

Company's share of joint venture results:
	YTD 2004
	Stabilized	Lease-up	Acquisitions	Sales		Total
	(1)	(2)	(3)	(4)	Total	YTD 2003
Rental and other property revenues	$2,662	$475	$1,918	$574	$5,629	$3,535
Property operating and maintenance expenses
(exclusive of items shown separately below)	(1,080)	(203)	(729)	(251)	(2,263)	(1,500)
Property net operating income (NOI)	$1,582	$272	$1,189	$323	$3,366	$2,035
Interest expense and credit enhancement fees	(528)	(67)	(502)	(214)	(1,311)	(635)
Amortization of deferred costs	(27)	(16)	(16)	(7)	(66)	(52)
Other	(11)	(3)	(17)	(15)	(46)	(41)
Hurricane damage costs	-	-	(61)	-	(61)	-
Funds from operations (FFO)	$1,016	$186	$593	$87	$1,882	$1,307
Gain on sale of operating real estate assets	-	-	-	432	432	-
Real estate asset depreciation	(826)	(144)	(423)	(181)	(1,574)	(1,057)

Equity in income of joint ventures	$190	$42	$170	$338	$740	$250

Number of operating communities	4	1	4	4	13	9
Number of apartment homes in operating communities	1,374	297	943	1,304	3,918	2,975
Average percent occupied during the period	92%	88%	93%	91%	92%	83%

(1) Communities that were owned and fully stabilized throughout 3Q 2004 and YTD 2004, as applicable.
(2) Communities in the development and/or lease-up phase that were not fully stabilized during all or any of 3Q 2004 and YTD 2004, as applicable.

(3)  Communities that were acquired subsequent to the beginning of 3Q 2004 and YTD 2004, as applicable.  The YTD 2004 amounts include the results of Gables Palma Vista, Gables Wellington, Gables Solana Ridge and Gables Tuscany Ridge from the June 9, 2004 GN Apartment Fund LLC joint venture formation date.

(4) Communities that were sold subsequent to the beginning of 3Q 2004 and YTD 2004, as applicable.

GABLES RESIDENTIAL
Income Available for Debt Service and Preferred Dividends and Coverage Ratios
September 30, 2004
(Unaudited and amounts in thousands, except for coverage ratios)

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
Reconciliations from continuing and discontinued operations:

Net income available to common shareholders	$32,423	$14,558	$52,779	$28,191
Dividends to preferred shareholders	2,194	2,194	6,581	4,710
Minority interest of preferred unitholders in Operating Partnership	-	1,078	-	3,234
Minority interest of common unitholders in Operating Partnership	4,700	3,111	7,637	6,323
Interest expense and credit enhancement fees	11,369	11,609	33,955	34,534
Hurricane damage costs	1,500	-	1,500	-
Long-term compensation expense	430	463	1,411	1,288
Gain on sale of operating real estate assets:
Wholly-owned real estate assets	(23,084)	(12,368)	(39,664)	(17,410)
Joint venture real estate assets	-	-	(432)	-
Joint venture interest	(1,726)	-	(1,726)	-
Gain on sale of land, net of applicable income tax provision	(11,899)	-	(11,899)	-
Total gain on sale of real estate assets	(36,709)	(12,368)	(53,721)	(17,410)
Debt extinguishment costs associated with the sale of real estate assets	395	-	1,381	-
Real estate asset depreciation and amortization:
Wholly-owned real estate assets	13,763	13,324	41,667	39,152
Joint venture real estate assets	688	368	1,574	1,057
Corporate asset depreciation	844	576	2,056	1,400
Amortization of deferred costs:
Wholly-owned real estate assets	480	494	1,501	1,400
Joint venture real estate assets	28	19	66	52
Total depreciation and amortization expense	15,803	14,781	46,864	43,061

Income available for debt service and preferred dividends (a)	$32,105	$35,426	$98,387	$103,931

Interest expense and credit enhancement fees (b)	$11,369	$11,609	$33,955	$34,534
Regularly scheduled principal amortization payments	321	530	1,195	1,580
Total debt service (c)	$11,690	$12,139	$35,150	$36,114

Dividends to preferred shareholders	$2,194	$2,194	$6,581	$4,710
Minority interest of preferred unitholders in Operating Partnership	-	1,078	-	3,234
Total preferred dividends (d)	$2,194	$3,272	$6,581	$7,944

Capitalized interest	$2,004	$1,983	$6,485	$6,344
Capitalized interest funded by construction loans included in capitalized
interest above	$361	$105	$923	$226

Coverage ratios excluding capitalized interest:
Interest expense and credit enhancement fees (a)/(b)	2.82	3.05	2.90	3.01
Debt service (a)/(c)	2.75	2.92	2.80	2.88
Debt service and preferred dividends (a)/((c)+(d))	2.31	2.30	2.36	2.36

GABLES RESIDENTIAL
Consolidated Balance Sheets
September 30, 2004
(Unaudited and amounts in thousands, except for per share data)

	September 30,	December 31,
	2004	2003
ASSETS:
Real estate assets:
Land	$299,232	$283,015
Buildings	1,353,859	1,367,086
Furniture, fixtures and equipment	141,083	140,077
Construction in progress	176,085	146,041
Investment in joint ventures	30,591	11,456
Undeveloped land	37,538	15,822
Real estate assets before accumulated depreciation	2,038,388	1,963,497
Less: accumulated depreciation	(308,584)	(297,464)
Net real estate assets	1,729,804	1,666,033

Cash and cash equivalents	10,855	5,915
Restricted cash	3,603	6,116
Deferred financing costs, net	3,929	5,029
Other assets, net	41,370	41,983
Total assets	$1,789,561	$1,725,076

LIABILITIES AND SHAREHOLDERS' EQUITY:
Notes payable	$1,054,302	$1,003,100
Accrued interest payable	6,067	13,751
Preferred dividends payable	374	374
Real estate taxes payable	21,139	15,792
Accounts payable and accrued expenses - construction	10,619	12,549
Accounts payable and accrued expenses - operating	24,364	16,466
Security deposits	3,894	4,048
Series Z Preferred Shares at $25.00 liquidation preference, 180 shares
issued and outstanding, including accrued and unpaid dividends	5,914	5,746
Total liabilities	1,126,673	1,071,826

Minority interest of common unitholders in Operating Partnership	69,339	70,711

Shareholders' equity:
Excess shares, $0.01 par value, 51,000 shares authorized	-	-
Preferred shares, $0.01 par value, 20,000 shares authorized,
Series C-1 Preferred Shares at $25.00 liquidation preference,
1,600 shares issued and outstanding	40,000	40,000
Series D Preferred Shares at $25.00 liquidation preference,
3,000 shares issued and outstanding	75,000	75,000
Series Z Preferred Shares, reported above
Common shares, $0.01 par value, 100,000 shares authorized,
33,623 and 33,120 shares issued at September 30, 2004 and
December 31, 2003, respectively	336	331
Additional paid-in capital	586,102	573,636
Treasury shares at cost, 4,340 common shares	(105,171)	(105,171)
Deferred long-term compensation	(2,718)	(1,257)
Accumulated earnings	-	-
Total shareholders' equity	593,549	582,539
Total liabilities and shareholders' equity	$1,789,561	$1,725,076

GABLES RESIDENTIAL
Capitalized Community Expenditures and Expensed Maintenance Costs
September 30, 2004
(Unaudited and amounts in thousands, except per home and square foot data)

					Categorization of YTD 2004 Additional Capitalized Value
				YTD 2004	Acquisitions,	Capital Expenditures
	Apartment	Real estate assets before		Additional	Development,	Recurring	Non-Recurring		Recurring Value		YTD 2004 Maintenance
	Homes at	accumulated depreciation at		Capitalized	Renovation &	Value	and Value-		Retention Per		Expensed Per
	9/30/2004	9/30/2004	12/31/2003	Value	Dispositions	Retention	Enhancing	Total	Home	Sq. Ft.	Home	Sq. Ft.
				(1)							(2)	(2)

A Stabilized communities	16,653	$1,427,990	$1,417,052	$10,938	$55	$6,650	$4,233	$10,938	$399	$0.39	$ 741	$ 0.73

B Triple net master lease communities	728	58,395	58,317	78	-	-	78	78	na	na	na	na

C Renovation communities (3)	906	87,284	80,110	7,174	6,940	234	-	7,174	nm	nm	nm	nm

D Development and lease-up communities (4)	2,856	297,835	238,952	58,883	58,728	150	5	58,883	nm	nm	nm	nm

E Acquired communities (5)	735	101,500	-	101,500	101,465	29	6	101,500	nm	nm	nm	nm

Subtotal	21,878	1,973,004	1,794,431	178,573	167,188	7,063	4,322	178,573	$323	$0.32	$628	$ 0.61

F Undeveloped land		37,538	3,129	34,409	34,409	-	-	34,409

G Sold communities		-	106,226	(106,226)	(106,473)	247	-	(106,226)

H Communities contributed to joint venture		-	49,953	(49,953)	(50,184)	119	112	(49,953)

I Investment in joint ventures	2,690	30,591	11,456	19,135	19,135	-	-	19,135

J Intangible assets (6)		(2,745)	(1,698)	(1,047)	(1,047)	-	-	(1,047)

Grand total	24,568	$2,038,388	$1,963,497	$74,891	$63,028	$ 7,429	$ 4,434	$ 74,891

(1) Expenditures in excess of $1 for purchases of a new asset with a useful life in excess of one year and for replacements and repairs that extend the useful life of the asset are capitalized.
This activity is for the period January 1, 2004 to September 30, 2004.

(2) Includes expensed maintenance, landscape and contract service costs associated with the ongoing maintenance and operation of the community. Such costs are included in property operating and maintenance expenses in the accompanying statements of operations. The maintenance costs include payroll costs for internal maintenance personnel, supplies, materials, general maintenance costs and redecorating costs associated with the leasing of an apartment home such as interior painting and cleaning. Landscape and contract service costs include landscape contract services, flowers, mulch, tree-trimming and irrigation. The costs presented represent expensed costs for the period January 1, 2004 to September 30, 2004.

(3) Represents communities that are in renovation during the YTD 2004 period and includes Belmar, Gables Rock Springs and Gables Town Place.

(4) Represents communities that are under development or in lease-up during the YTD 2004 period and includes Gables Augusta, Gables Beach Park, Gables Floresta, Gables Grandview,
Gables Montecito, Gables River Oaks, Gables Rothbury, Gables State Thomas Ravello, Gables Uptown Place and Gables Woodley Park.

(5) Represents communities that were acquired during the YTD 2004 period and includes Gables Druid Hills, Gables Highland Park, Gables Lindbergh, Gables Normandy and Gables Parkwood.

(6) Represents the purchase price allocated to at-market, in-place leases and resident relationships for apartment communities acquired subsequent to July 1, 2001, the effective date of
SFAS No. 141, "Business Combinations." Intangible asset balances are included in the subtotal line item above, and subtracted here in order to reconcile to real estate assets as reflected on the accompanying balance sheets. Intangible assets are reflected in other assets on the accompanying balance sheets.

GABLES RESIDENTIAL
Summary Balance Sheet Information for Gables' Unconsolidated Joint Ventures (JVs)
September 30, 2004
(Unaudited and amounts in thousands, except for property data)

	September 30, 2004					December 31,
	Arbors of			GN Apartment		2003
Balance Sheet Summary at JV Level	Harbortown	GRAP (1)	GRAP II (2)	Fund LLC (3)	Total	Total

Real estate assets	$16,527	$48,481	$102,085	$92,693	$259,786	$238,975
Less: accumulated depreciation	(5,463)	(8,689)	(7,129)	(7,843)	(29,124)	(25,967)
Net real estate assets	11,064	39,792	94,956	84,850	230,662	213,008
Other assets	2,960	697	2,598	3,218	9,473	9,516

Total assets	$14,024	$40,489	$97,554	$88,068	$240,135	$222,524

Mortgage debt	$16,350	$28,000	$59,889	$62,138	$166,377	$160,344
Other liabilities	521	326	2,752	1,969	5,568	5,286
Partners' capital	(2,847)	12,163	34,913	23,961	68,190	56,894

Total liabilities and partners' capital	$14,024	$40,489	$97,554	$88,068	$240,135	$222,524

Other Data:
Gables' ownership interest in JV	25.00%	20.00%	20.00%	50.00%

Gables' share of JV mortgage debt (4)	$4,088	$5,600	$11,978	$31,069	$52,735	$26,820
Gables' investment in JV	$788	$2,653	$7,134	$20,016	$30,591	$11,456

Number of communities owned by JV	1	1	4	4	10	10
Number of apartment homes in operating and development/lease-up communities
owned by JV	345	435	967	943	2,690	3,051

(1) Abbreviated for Gables Residential Apartment Portfolio JV.
(2) Abbreviated for Gables Residential Apartment Portfolio JV Two.
(3) Amounts represent the historical cost basis of the assets and liabilities contributed to the venture by the venture partners upon formation.
(4) Represents mortgage debt for each JV multiplied by Gables' ownership interest in each such JV.

GABLES RESIDENTIAL
Portfolio Indebtedness Summary
September 30, 2004
(Unaudited and amounts in thousands)

				Interest	Total	Years to
Type of Indebtedness			Balance	Rate (1)	Rate (2)	Maturity

Fixed Rate:
Unsecured fixed-rate notes			$498,486	6.59%	6.59%	2.14
Secured fixed-rate notes			216,827	6.23%	6.23%	4.59

Total fixed-rate indebtedness			$715,313	6.48%	6.48%	3.00

Variable Rate:
Secured tax-exempt variable-rate loans			$142,955	1.70%	2.69%	2.15
Unsecured variable-rate credit facilities (3)			122,609	2.49%	2.49%	0.62
Unsecured tax-exempt variable-rate loans			48,365	1.77%	2.87%	1.75
Secured variable-rate construction loans			25,060	3.63%	3.63%	2.00

Total variable-rate indebtedness			$338,989	2.14%	2.71%	1.53

Total portfolio debt (4), (5), (6)			$1,054,302	5.08%	5.27%	2.45

(1) Interest Rate represents the weighted average interest rate incurred on the indebtedness, exclusive of deferred financing cost amortization and credit enhancement fees, as applicable.

(2) Total Rate represents the Interest Rate (1) plus credit enhancement fees, as applicable.

(3) Gables' credit facilities bear interest at various spreads over LIBOR. For purposes of the years to maturity disclosure and the debt maturity disclosure in Note (6) below, all such indebtedness is presented using the May 2005 maturity date of Gables' $300,000 unsecured credit facility.

(4) Interest associated with construction activities is capitalized as a cost of development and does not impact current earnings. The qualifying construction expenditures at September 30, 2004 for purposes of interest capitalization were $123,356.

(5) Excludes joint venture indebtedness as presented on page 26.

(6) Gables' debt maturities at September 30, 2004 are as follows:

	Regularly	Balloon Principal Payment due at Maturity
	Scheduled		Debt Related		Total	Total
	Principal Amortization	Credit	to Planned		Balloon	Debt	Total
	Payments	Facilities	Asset Sales (7)	Remainder	Payments	Maturities	Rate (2)
2004	$359	$-	$-	$-	$-	$359	7.18%
2005	1,384	122,609	44,930	116,859	284,398	285,782	4.16%
2006	1,280	-	48,365	228,301	276,666	277,946	5.76%
2007	1,379	-	-	206,398	206,398	207,777	6.13%
2008	972	-	41,500	20,700	62,200	63,172	2.76%
2009 +	2,072	-	-	217,194	217,194	219,266	5.99%

Total	$7,446	$122,609	$134,795	$789,452	$1,046,856	$1,054,302	5.27%

(7) Gables expects to retire these debt obligations upon consummation of the related sale transactions in late fourth quarter 2004 and early first quarter 2005.

GABLES RESIDENTIAL
Selected Financial Data
September 30, 2004
(Unaudited and amounts in thousands, except for per share data)
						For the nine months
		Page	1st Qtr.	2nd Qtr.	3rd Qtr.	ended September 30,		%
	Notes	No. (1)	2004	2004	2004	2004	2003	Change

Total revenues	(2)	20, 21	$ 62,388	$ 62,755	$ 61,666	$ 186,809	$ 188,697	-1.0%
Income available for debt service and preferred dividends	(2)	23	$ 32,627	$ 33,655	$ 32,105	$ 98,387	$ 103,931	-5.3%

Income from continuing operations (net of preferred dividends)		14	$ 2,368	$ 3,217	$ 12,534	$ 18,119	$ 10,483	72.8%
Income from discontinued operations		14	$ 2,679	$ 12,092	$ 19,889	$ 34,660	$ 17,708	95.7%
Net income available to common shareholders		14	$ 5,047	$ 15,309	$ 32,423	$ 52,779	$ 28,191	87.2%
FFO available to common shareholders - diluted		15	$ 17,591	$ 17,480	$ 26,764	$ 61,835	$ 57,313	7.9%
FFO available to common shareholders, after a supplemental adjustment to exclude
debt extinguishment costs associated with the sale of real estate assets - diluted		15	$ 17,591	$ 18,466	$ 27,159	$ 63,216	$ 57,313	10.3%
AFFO available to common shareholders - diluted		15	$ 13,275	$ 22,185	$ 36,571	$ 72,031	$ 56,594	27.3%

Diluted Per Common Share Information:
Income from continuing operations (net of preferred dividends)		14	$ 0.08	$ 0.11	$ 0.43	$ .62	$ 0.42	47.6%
Income from discontinued operations, net of minority interest		14	$ 0.09	$ 0.41	$ 0.68	$ 1.18	$ 0.70	68.6%
Net income available to common shareholders	(3)	14	$ 0.17	$ 0.52	$ 1.10	$ 1.80	$ 1.12	60.7%
FFO available to common shareholders	(3)	15	$ 0.53	$ 0.52	$ 0.80	$ 1.84	$ 1.86	-1.1%
FFO available to common shareholders, after a supplemental adjustment to exclude
debt extinguishment costs associated with the sale of real estate assets		15	$ 0.53	$ 0.55	$ 0.81	$ 1.89	$ 1.86	1.6%
AFFO available to common shareholders		15	$ 0.40	$ 0.66	$ 1.09	$ 2.15	$ 1.83	17.5%

Interest expense and credit enhancement fees	(2)	20, 21	$ 11,302	$ 11,284	$ 11,369	$ 33,955	$ 34,534	-1.7%
Debt service	(2)	23	$ 11,746	$ 11,714	$ 11,690	$ 35,150	$ 36,114	-2.7%
Preferred dividends to shareholders and unitholders		23	$ 2,194	$ 2,193	$ 2,194	$ 6,581	$ 7,944	-17.2%
Interest coverage ratio		23	2.89	2.98	2.82	2.90	3.01	-3.7%
Debt service coverage ratio		23	2.78	2.87	2.75	2.80	2.88	-2.8%
Debt service and preferred dividend coverage ratio		23	2.34	2.42	2.31	2.36	2.36	0.0%
Capitalized interest		23	$ 2,340	$ 2,141	$ 2,004	$ 6,485	$ 6,344	2.2%

Gross operating margin for property operations		17, 19	61.9%	62.4%	60.7%	61.7%	63.0%	-1.3%

Dividends declared per common share		na	$ 0.6025	$ 0.6025	$ 0.6025	$ 1.8075	$ 1.8075	0.0%
Common share dividends as a % of FFO	(4)	na	113.7%	115.9%	75.3%	97.7%	97.2%	0.5%
Common share dividends as a % of FFO, after a supplemental adjustment to
exclude debt extinguishment costs associated with the sale of real estate assets	(4)		113.7%	109.5%	74.4%	95.6%	97.2%	-1.6%
Common share dividends as a % of AFFO	(4)	na	151.0%	91.3%	55.3%	83.7%	98.2%	-14.5%

Gables Residential total return	(5), (7)	na	6.2%	1.4%	3.9%	3.9%	38.1%	nm
NAREIT Equity Residential REIT Total Return Index	(6), (7)	na	4.3%	6.5%	14.0%	14.0%	21.0%	nm

GABLES RESIDENTIAL
Selected Financial Data (continued)
September 30, 2004
(Unaudited and amounts in thousands, except for per share data)

		Page	March 31,	June 30,	September 30,	December 31,	%
	Notes	No. (1)	2004	2004	2004	2003	Change
Balance Sheet Information:
Construction in progress	(8)	24	$ 143,182	$ 177,950	$ 176,085	$ 146,041	20.6%
Total real estate assets, before accumulated depreciation
and assets held for sale		24	$ 1,967,140	$ 1,936,931	$ 2,038,388	$ 1,963,497	3.8%
Total assets		24	$ 1,719,839	$ 1,759,130	$ 1,789,561	$ 1,725,076	3.7%

Total debt outstanding		24	$ 1,024,152	$ 1,047,968	$ 1,054,302	$ 1,003,100	5.1%
Total qualifying construction expenditures	(9)	na	$ 146,423	$ 142,241	$ 123,356	$ 137,270	-10.1%
Preferred shares and units at $25 liquidation preference		na	$ 119,500	$ 119,500	$ 119,500	$ 119,500	0.0%

Common shares outstanding		na	29,215	29,277	29,283	28,780	1.7%
Common units outstanding		na	4,231	4,247	4,243	4,353	-2.5%
Total common shares and units outstanding		na	33,446	33,524	33,526	33,133	1.2%

Closing common share price		na	$ 36.25	$ 33.98	$ 34.15	$ 34.74	-1.7%

GABLES RESIDENTIAL
Notes to Selected Financial Data
September 30, 2004
(Unaudited and amounts in thousands, except for per share information)

(1)	Reference is made to the page number within this press release for the reconciliation or source of the applicable selected financial data items.

(2)	Includes results attributable to both continuing and discontinued operations.

(3)	The sum of the first, second and third quarter 2004 per share amounts does not equal the per share amount for the nine months ended September 30, 2004. This difference results from the use of a weighted average to compute the number of shares outstanding for each quarter and for the nine month period.

(4)	Common dividends per share as a percentage of FFO, FFO after a supplemental adjustment to exclude debt extinguishment costs associated with the sale of real estate assets and AFFO is calculated using the basic per share data on page 15.

(5)	Total return is presented on a year-to-date basis for the periods presented. Such computations assume an investment in the Company's common shares on the first day of the year-to-date period presented and the reinvestment of dividends through the period presented.

(6)

The NAREIT Equity Residential REIT Total Return Index (the "NAREIT Apartment Index") is an industry index of 21 equity residential apartment REITs, including Gables.  Total return is presented on a year-to-datebasis for the periods presented.  Such computations assume an investment in the index on the first day of the year-to-date period presented and the reinvestment of dividends through the period presented.

(7)	The long-term component of executives' and officers' incentive compensation is based on the annual total return to the Company's shareholders relative to the annual total return for the Company's competitors in its industry sector, as measured by the NAREIT Apartment Index.

(8)	Construction in progress represents total costs incurred on Gables' wholly-owned development communities and incremental costs incurred on Gables' wholly-owned renovation communities. A reclassification of such costs into operating real estate assets is not made until construction is 100% complete.

(9)	Interest associated with construction activities is capitalized as a cost of development and does not impact current earnings. The amounts reflected represent qualifying construction expenditures for purposes of interest capitalization.

GABLES RESIDENTIAL
Development/Lease-up Communities
September 30, 2004

		Number of	Total	Cost					Actual or Estimated Quarter of
		Apartment	Budgeted	To		Percent at September 30, 2004			Construction	Initial	Construction	Stabilized
Market	Community	Homes	Cost	Complete		Complete	Leased	Occupied	Start	Occupancy	End	Occupancy
			(millions)	(millions)

Wholly-Owned Development/Lease-up Communities:
Atlanta, GA	Gables Rock Springs III (1)	193	$ 19	$ 15		17%	--	--	1 Q 2004	1 Q 2005	4 Q 2005	4 Q 2005
Austin, TX	Gables Grandview	458	56	2		97%	59%	58%	1 Q 2003	4 Q 2003	4 Q 2004	4 Q 2005
Dallas, TX	Gables Uptown Place (2)	311	44	33		6%	--	--	2 Q 2004	4 Q 2005	3 Q 2006	4 Q 2006
Houston, TX	Gables Augusta (2)	312	34	1		97%	88%	73%	1 Q 2003	1 Q 2004	4 Q 2004	2 Q 2005
Houston, TX	Gables Upper Kirby (2)	144	21	14		15%	--	--	2 Q 2004	3 Q 2005	1 Q 2006	3 Q 2006
South FL	Gables Floresta	311	39	1		97%	74%	70%	1 Q 2003	4 Q 2003	4 Q 2004	2 Q 2005
South FL	Gables Montecito (3)	450	61	47		9%	--	--	2 Q 2004	4 Q 2005	1 Q 2007	2 Q 2007
Washington, D.C.	Gables Rothbury	203	25	20		5%	--	--	3 Q 2004	2 Q 2005	4 Q 2005	2 Q 2006
Wholly-Owned totals		2,382	$ 299	$ 133

Co-Investment Development/Lease-up Community:
Tampa, FL	Gables West Park Village III (4)	76	$ 10	$ 2	(5)	87%	--	--	4 Q 2003	--	4 Q 2004	--
Co-Investment totals		76	$ 10	$ 2

(1) This community represents the reconstruction of 56 apartment homes previously owned and operated by Gables into 193 apartment homes.
(2) These communities are secured by construction loans with an aggregate committed capacity of $53 million, of which $25 million was outstanding at September 30, 2004.
(3) Gables is developing single-family lots adjacent to this community and has such lots under contract for sale once development is complete.
Amounts pertaining to the single-family lots have been excluded from the disclosure above. At September 30, 2004, $9 million in costs have been incurred pertaining to the single family lots, and the estimated cost to complete is $4 million. Such costs are included in construction in progress in the accompanying balance sheet.
(4) This community is owned by the Gables Residential Apartment Portfolio Two Joint Venture and is expected to be sold to a condominium converter upon completion.
(5) Construction loan proceeds are expected to fund all $2 million of the costs to complete at September 30, 2004.

This disclosure contains "forward-looking statements" within the meaning of the federal securities laws. See the discussion under "Forward-Looking
Statements" in the press release narrative accompanying this disclosure for matters to be considered in this regard.

GABLES RESIDENTIAL
Stabilized Communities
September 30, 2004
		September 30,		September 30,
	Number of	2004		Market Rent per
Community	Homes	Occupancy		Home	Square Foot

Atlanta, GA
Briarcliff Gables	104	92%		$ 1,042	$ 0.84
Buckhead Gables	162	94%		778	1.03
Gables Cityscape	182	98%	(1)	792	0.93
Gables Druid Hills	272	----	(2)	1,070	0.94
Gables Lindbergh	324	92%		1,236	1.22
Gables Metropolitan I (JV)	435	94%		1,217	1.09
Gables Metropolitan II (JV)	274	96%		1,270	1.14
Gables Mill	438	97%		768	0.83
Gables Montclair	183	97%		1,479	0.96
Gables Northcliff	82	96%		1,164	0.75
Gables Paces	80	99%		1,900	1.15
Gables Rock Springs I & II	365	96%		1,302	1.16
Gables Vinings	315	95%		947	0.89
Gables Walk	310	95%		973	0.82
Gables Wood Arbor	140	96%		632	0.69
Gables Wood Crossing	268	93%		685	0.71
Gables Wood Glen	380	91%		595	0.60
Gables Wood Knoll	312	93%		663	0.67
Roswell Gables I	384	95%		793	0.73
Roswell Gables II	284	95%		793	0.67
Spalding Gables	252	94%		836	0.84
Wildwood Gables	546	94%		863	0.76
	6,092	95%		951	0.88
South FL
Belmar	36	----	(3)	1,466	0.96
Cotton Bay	444	98%		806	0.82
Gables Boca Place	180	97%		1,086	1.11
Gables Boynton Beach I	252	95%		972	0.81
Gables Boynton Beach II	296	96%		966	0.80
Gables Kings Colony	480	99%		928	1.02
Gables Mizner on the Green	246	97%		1,587	1.25
Gables Palma Vista (JV)	189	96%		1,647	1.14
Gables San Michele I	249	94%		1,567	1.12
Gables San Michele II	343	94%		1,557	1.12
Gables San Remo	180	96%		1,319	0.97
Gables Town Colony	172	95%		1,016	1.18
Gables Town Place	312	96%		901	1.08
Gables Wellington (JV)	222	96%		1,088	0.94
Mahogany Bay	328	96%		855	0.85
	3,929	96%		1,126	1.00
Houston, TX
Gables Austin Colony	237	91%		941	0.96
Gables Cityscape	252	95%		807	0.95
Gables CityWalk/Waterford Square	317	98%		835	1.03
Gables Edgewater	292	95%		878	1.00
Gables Lions Head	277	96%		770	0.91
Gables Metropolitan Uptown	318	97%		849	0.93
Gables of First Colony	324	94%		1,002	1.01
Gables Piney Point	246	94%		862	0.93
Gables Pin Oak Green	581	94%		845	0.83
Gables Pin Oak Park	474	95%		858	0.84
Gables Rivercrest I	140	95%		780	0.93
Gables Rivercrest II	140	95%		761	0.90
Gables Windmill Landing	259	93%		714	0.82
	3,857	95%		847	0.91

GABLES RESIDENTIAL
Stabilized Communities (continued)
September 30, 2004
		September 30,	September 30,
	Number of	2004	Market Rent per
Community	Homes	Occupancy	Home		Square Foot

Dallas, TX
Gables Pearl Street	108	98%	$ 1,313		$ 1.21
Gables Turtle Creek Cityplace	232	97%	1,422		1.35
Gables Ellis Street	245	93%	1,520		1.26
Gables Highland Park	55	89%	3,121		1.60
Gables Knoxbridge	334	98%	1,055		1.24
Gables Mirabella	126	96%	1,149		1.26
Gables Normandy	54	87%	1,141		1.03
Gables Parkwood	30	83%	822		1.31
Gables Spring Park	188	91%	909		0.86
Gables State Thomas Townhomes	177	97%	1,815		1.21
Gables State Thomas Ravello	290	96%	1,584		1.39
Gables Turtle Creek Dominion	150	95%	1,219		1.21
Gables Valley Ranch	319	97%	877		0.86
	2,308	95%	1,306		1.20
Austin, TX
Gables at the Terrace	308	94%	1,105		1.16
Gables Barton Creek	160	94%	1,397		1.20
Gables Bluffstone	256	94%	990		1.01
Gables Central Park	273	87%	1,402		1.49
Gables Great Hills	276	97%	818		0.99
Gables Park Mesa	148	97%	1,156		1.06
Gables Town Lake	256	97%	1,339		1.43
Gables West Avenue	239	93%	1,429		1.67
	1,916	94%	1,191		1.25
Orlando, FL
Gables Chatham Square	448	100%	----	(4)	----
Gables North Village	315	97%	1,160		0.87
The Commons at Little Lake Bryan	280	100%	----	(4)	----
	1,043	99%	1,160		0.87
Memphis, TN
Arbors of Harbortown (JV)	345	97%	911		0.92
Gables Cordova	464	92%	703		0.75
	809	94%	792		0.83
Tampa, FL
Gables Beach Park	166	96%	1,652		1.31
Gables West Park Village I (JV)	320	93%	1,194		0.95
Gables West Park Village II (JV)	297	91%	1,187		0.99
	783	93%	1,288		1.04
Nashville, TN
Gables Hickory Hollow I	276	94%	667		0.74
Gables Hickory Hollow II	272	93%	660		0.69
	548	94%	664		0.72
Inland Empire, CA
Gables Solana Ridge (JV)	312	93%	1,129		1.21
Gables Tuscany Ridge (JV)	220	93%	1,143		1.22
	532	93%	1,135		1.22
Washington, D.C.
Gables Dupont Circle	82	100%	2,731		2.80
Gables Woodley Park	211	97%	2,170		2.51
	293	98%	2,327		2.60

TOTALS	22,110	95%	$ 1,050		$ 1.00

(1) This community is not fully operational as of September 30, 2004; therefore, occupancy is based on apartment homes available for lease.

(2) This community was in lease-up upon Gables' acquisition in June 2004. At September 30, 2004, the community was 91% occupied.

(3) This community was acquired by Gables in December 2003 for renovation and was 25% occupied at
September 30, 2004. This community is adjacent to a land parcel that Gables acquired in January 2004 for the future development of an estimated 261 apartment homes.

(4) This community is leased to a single user group pursuant to a triple net master lease. Accordingly, market rent data is not reflected as it is not comparable to the rest of Gables' portfolio.